TRANSFER AGENCY AND SERVICE AGREEMENT


                                     BETWEEN

                            EACH OF THE STRONG FUNDS
                           LISTED ON EXHIBIT A HERETO
                                       AND

                      BOSTON FINANCIAL DATA SERVICES, INC.

                                       AND

                        WELLS FARGO FUNDS MANAGEMENT LLC







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                                TABLE OF CONTENTS
                                                                            PAGE

1.   Terms of Appointment and Duties...........................................2

2.   Third Party Administrators for Defined Contribution Plans.................5

3.   Fees and Expenses.........................................................6

4.   Representations and Warranties of the Transfer Agent......................7

5.   Representations and Warranties of the Strong Funds........................7

6.   Wire Transfer Operating Guidelines/Article 4A of the UCC..................8

7.   Data Access and Proprietary Information...................................9

8.   Indemnification..........................................................11

9.   Standard of Care.........................................................12

10.  Confidentiality .........................................................12

11.  Covenants of the Strong Funds and the Transfer Agent.....................13

12.  Termination of Agreement.................................................14

13.  Assignment and Third Party Beneficiaries.................................14

14.  Subcontractors...........................................................15

15.  Miscellaneous............................................................15

16.  Additional Funds.........................................................16

                      TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT made as of February 14, 2005 by and between each of the STRONG FUNDS listed on Appendix A hereto (which may be amended by the parties from time to time) and each being a corporation or a trust organized under the laws of the state of Wisconsin or the state of Delaware, as applicable, each with a principal place of business 100 Heritage Reserve, Menomonee Falls, WI 53051 (each such entity shall be referred to hereinafter as a "Strong Fund" and collectively as the "Strong Funds), and BOSTON FINANCIAL DATA SERVICES, INC. a Massachusetts corporation having its principal office and place of business 2 Heritage Drive, North Quincy, Massachusetts 02171 (the "Transfer Agent") and WELLS FARGO FUNDS MANAGEMENT LLC, a Delaware corporation having its principal office and place of business at 525 Market Street -12th Floor, San Francisco, California 94105 ("WFFM").

WHEREAS, each Strong Fund desires to appoint the Transfer Agent as its transfer agent, dividend disbursing agent and agent in connection with certain other activities, for the period commencing on the date set forth above and extending until the completion of the anticipated merger of the Strong Funds with certain WFFM affiliated funds (the "Merger"), and the Transfer Agent desires to accept such appointment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.   TERMS OF APPOINTMENT AND DUTIES

     1.1 TRANSFER AGENCY SERVICES. Subject to the terms and conditions set forth in this Agreement, each Strong Fund hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as its transfer agent for the Strong Fund's authorized and issued shares of its beneficial interest ("Shares"), dividend disbursing agent and agent in connection with any accumulation, open-account or similar plan provided to the shareholders of each of the Strong Funds ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of each Strong Fund, including without limitation any periodic investment plan or periodic withdrawal program. In accordance with the requirements of each Strong Fund prospectus and the procedures established from time to time by agreement between each Strong Fund and the Transfer Agent or such Strong Fund policies and procedures as have been communicated to and accepted by the Transfer Agent, the Transfer Agent agrees that it will perform the following services:

          (a) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the custodian of the Strong Funds authorized pursuant to the Articles of Incorporation of each Strong Fund (the "Custodian");

          (b) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

          (c)  Receive  for  acceptance   redemption   requests  and  redemption
          directions and deliver the appropriate documentation thereof to the Custodian;

          (d) In respect to the  transactions  in items (a),  (b) and (c) above,
          the  Transfer   Agent  shall   execute   transactions   directly  with
          broker-dealers authorized by the Strong Funds;

          (e) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

          (f) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

          (g) Prepare and transmit payments for dividends and distributions declared by the Strong Funds;

          (h) Issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by the Transfer Agent of indemnification satisfactory to the Transfer Agent and protecting the Transfer Agent and the Strong Funds, and the Transfer Agent at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

          (i) Maintain records of account for and advise the Strong Funds and its Shareholders as to the foregoing;

          (j) Record the issuance of Shares of the Strong Funds and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of Shares of the Strong Funds which are authorized, based upon data provided to it by the Strong Funds, and issued and outstanding. The Transfer Agent shall also provide the Strong Funds on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Strong Funds;

          (k) Provide certain agreed upon services to 403(b), Keoghs, 401(k), pension, and profit sharing plans, individual retirement accounts ("IRAs"), SIMPLE-IRAs, and SEP-IRAs ("Retirement Accounts") directly investing in the Strong Funds, in accordance with mutually agreed upon procedures; and

          (l) Provide information and reports to assist the Strong Funds in monitoring short-term trading in the Strong Funds, in accordance with mutually agreed upon procedures.

     1.2 ADDITIONAL SERVICES. In addition to, and neither in lieu nor in contravention of, the services set forth in the above paragraph, the Transfer Agent shall perform the following services:

          (a) OTHER CUSTOMARY SERVICES. Perform the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plan (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing Shareholder proxies, Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information;

          (b) CONTROL BOOK (ALSO KNOWN AS "SUPER SHEET"). Maintain a daily record and produce a daily report for the Strong Funds of all transactions and receipts and disbursements of money and securities and deliver a copy of such report for the Strong Funds for each business day to the Strong Funds no later than 9:00 AM Eastern Time, or such earlier time as the Strong Funds may reasonably require, on the next business day;

          (c) "BLUE SKY" REPORTING. The Strong Funds shall (i) identify to the Transfer Agent in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Transfer Agent for the Strong Funds' blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Strong Funds and providing a system which will enable the Strong Funds to monitor the total number of Shares sold in each State;

          (d) NATIONAL SECURITIES CLEARING CORPORATION (THE "NSCC"). (i) Accept and effectuate the registration and maintenance of accounts through Networking and the purchase, redemption, transfer and exchange of shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the NSCC on behalf of NSCC's participants, including the Strong Funds), in accordance with instructions transmitted to and received by the Transfer Agent by transmission from NSCC on behalf of broker-dealers and banks which have been established by, or in accordance with the instructions of authorized persons, as hereinafter defined on the dealer file maintained by the Transfer Agent; (ii) issue instructions to the Strong Funds' banks for the settlement of transactions between the Strong Funds and NSCC (acting on behalf of its broker-dealer and bank participants); (iii) provide account and transaction information from the affected Strong Fund's records on DST Systems, Inc. computer system TA2000 ("TA2000 System") in accordance with NSCC's Networking and Fund/SERV rules for those broker-dealers; and (iv) maintain Shareholder accounts on TA2000 System through Networking;

          (e) ANTI-MONEY LAUNDERING ("AML") DELEGATION. If the Strong Funds elect to delegate under this Agreement to the Transfer Agent certain AML duties under the Strong Funds Anti-Money Laundering Policy, the parties will agree to such duties and terms as stated in the attached schedule ("Schedule 1.2 (e) entitled "AML Delegation" which may be changed from time to time subject to mutual written agreement between the parties and consistent with the Strong Funds Anti-Money Laundering Policy. In consideration of the performance of the duties by the Transfer Agent pursuant to this SECTION 1.2(E), the Strong Funds agree to pay the Transfer Agent for the reasonable administrative expense that may be associated with such additional duties in the amount as the parties may from time to time agree in writing in accordance with
          SECTION 3 (Fees and Expenses) below; and

          (f) PERFORMANCE OF CERTAIN SERVICES BY STRONG FUNDS OR AFFILIATES OR AGENTS. New procedures as to who shall provide certain of the transfer agency and record-keeping related services may be established in writing from time to time by agreement between the Strong Funds and the Transfer Agent. The Transfer Agent may at times perform only a portion of the services and the Strong Funds or its agents and affiliates may perform certain services on the Strong Funds' behalf. As of the commencement of this Agreement, the parties agree that the Strong Funds' affiliate, WFFM, shall be responsible for performing the following services: (i) answering and responding to phone calls from shareholders and broker-dealers and processing applicable transactions and account maintenances related to such calls. With respect to the services performed by WFFM or by any other Strong Funds' affiliate or agent, the Strong Funds' agree that the Transfer Agent shall be relieved from all responsibility and liability for such services and shall be indemnified and held harmless by the Strong Funds against any liability arising therefrom to the same extent as provided for in
          SECTION 8 of this Agreement. Fees and charges for the services performed by WFFM shall be invoiced in accordance with SECTION 3.3.

2.   THIRD PARTY ADMINISTRATORS FOR DEFINED CONTRIBUTION PLANS

     2.1 The Strong Funds may decide to make available to certain of its customers, a qualified plan program (the "Program") pursuant to which the customers ("Employers") may adopt certain plans of deferred compensation ("Plan or Plans") for the benefit of the individual Plan participant (the "Plan Participant"), such Plan(s) being qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code") and administered by third party administrators which may be plan administrators as defined in the Employee Retirement Income Security Act of 1974, as amended (the "TPA(s)").

     2.2  In accordance with the procedures  established in the initial Schedule
          2.1 entitled "Third Party Administrator Procedures", as may be amended by the Transfer Agent and the Strong Funds from time to time ("Schedule 2.1"), the Transfer Agent shall:

          (a) Treat Shareholder accounts established by the Plans in the name of the Trustees, Plans or TPAs as the case may be as omnibus accounts;

          (b) Maintain omnibus accounts on its records in the name of the TPA or its designee as the Trustee for the benefit of the Plan; and

          (c) Perform all services under SECTION 1 as transfer agent of the Strong Funds and not as a record-keeper for the Plans.

     2.3  Transactions  identified  under SECTION 2 of this  Agreement  shall be
          deemed   exception   services   ("Exception   Services")   when   such
          transactions:

          (a) Require the Transfer Agent to use methods and procedures other than those usually employed by the Transfer Agent to perform services under SECTION 1 of this Agreement;

          (b) Involve the provision of information to the Transfer Agent after the commencement of the nightly processing cycle of the TA2000 System; or

          (c) Require more manual intervention by the Transfer Agent, either in the entry of data or in the modification or amendment of reports generated by the TA2000 System than is usually required by non-retirement plan and pre-nightly transactions.

3.   FEES AND EXPENSES

     3.1 FEE SCHEDULE. For the performance by the Transfer Agent of the Services pursuant to this Agreement, the Strong Funds agree to pay to the Transfer Agent an annual maintenance fee for each Shareholder account as set forth in the attached fee schedule ("Schedule 3.1"). Such fees and out-of-pocket expenses and advances identified under
          SECTION 3.2 below may be changed from time to time subject to mutual written agreement between the Strong Funds and the Transfer Agent.

     3.2 OUT-OF-POCKET EXPENSES. In addition to the fee paid under SECTION 3.1 above, the Strong Funds agree to reimburse the Transfer Agent for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, mailing and tabulating proxies, records storage, or advances incurred by the Transfer Agent for the items set out in Schedule 3.1 attached hereto. In addition, any other expenses incurred by the Transfer Agent at the request or with the consent of the Strong Funds, will be reimbursed by the Strong Funds.

     3.3 FEES AND EXPENSES FOR SERVICES BY WFFM. The Transfer Agent shall, in accordance with the request of the Strong Funds, include on the Transfer Agent's invoice the fees and expenses for the services described under SECTION 1.2(F) that have been performed by WFFM. Such fees and expenses shall be reflected as a separate clearly identified item on the Transfer Agent's invoices to the Strong Funds. Upon payment by the Strong Funds of such invoiced amounts, the Transfer Agent shall forward such payment to WFFM. The Transfer Agent shall have no responsibility to pay WFFM the fees and expenses related to WFFM's services until payment for such services is received from the Strong Funds and the Transfer Agent shall have no separate and independent liability to pay WFFM for such services.

     3.4 POSTAGE. Postage for mailing of dividends, proxies, Strong Fund reports and other mailings to all Shareholder accounts shall be advanced to the Transfer Agent by the Strong Funds, at least seven (7) days prior to the mailing date of such materials.

     3.5 INVOICES. The Strong Funds agree to pay all fees and reimbursable expenses within thirty (30) days following the receipt of the respective invoice, except for any fees or expenses that are subject to good faith dispute. In the event of such a dispute, the Strong Funds may only withhold that portion of the fee or expense subject to the good faith dispute. The Strong Funds shall notify the Transfer
          Agent in writing within twenty-one (21) calendar days following the receipt of each invoice if the Strong Funds are disputing any amounts in good faith. If the Strong Funds does not provide such notice of dispute within the required time, the invoice will be deemed accepted by the Strong Funds. The Strong Funds shall settle such disputed amounts within five (5) days of the day on which the parties agree on the amount to be paid by payment of the agreed amount. If no agreement is reached, then such disputed amounts shall be settled as may be required by law or legal process.

     3.6 LATE PAYMENTS. If any undisputed amount in an invoice of the Transfer Agent (for fees or reimbursable expenses) is not paid when due, the Strong Funds shall pay the Transfer Agent interest thereon (from the due date to the date of payment) at a per annum rate equal to one percent (1.0%) plus the Prime Rate (that is, the base rate on corporate loans posted by large domestic banks) published by THE WALL STREET JOURNAL (or, in the event such rate is not so published, a reasonably equivalent published rate selected by the Transfer Agent) on the first day of publication during the month when such amount was due. Notwithstanding any other provision hereof, such interest rate shall be no greater than permitted under applicable provisions of Massachusetts law.

     3.7 PAYMENTS BY AFFILIATES. Any costs, fees and out-of-pocket expenses due to the Transfer Agent under this Agreement may be paid to the Transfer Agent by the Strong Funds or by an affiliate of the Strong Funds;
          provided, however, that any party making a payment on behalf of the Strong Funds shall do so in accordance with the terms of this SECTION 3 and the Strong Funds shall remain liable for all such costs, fees and out-of-pocket expenses, and any interest thereon incurred under
          SECTION 3.6, until they are actually and fully paid.

4.   REPRESENTATIONS AND WARRANTIES OF THE TRANSFER AGENT

The Transfer Agent represents and warrants to the Strong Funds that:

     4.1 It is a corporation duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

     4.2 It is duly qualified to carry on its business in The Commonwealth of Massachusetts.

     4.3 It is empowered under applicable laws and by its Articles of Organization and By-Laws to enter into and perform this Agreement.

     4.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

     4.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

     4.6 It is duly registered as a transfer agent as required by applicable law.

5.   REPRESENTATIONS AND WARRANTIES OF THE STRONG FUNDS

Each of the Strong Funds represents and warrants to the Transfer Agent that:

     5.1 It is a corporation or a trust duly organized and existing and in good standing under the laws of the State of Wisconsin or the State of Delaware, as applicable.

     5.2 It is empowered under applicable laws and by its Articles of Incorporation/Trust Instrument and By-Laws to enter into and perform this Agreement.

     5.3  All   corporate    proceedings    required   by   said   Articles   of
          Incorporation/Trust   Instrument   and  By-Laws  have  been  taken  to
          authorize it to enter into and perform this Agreement.

     5.4 It is an open-end management investment company registered under the Investment Company Act of 1940, as amended.

     5.5 A registration statement under the Securities Act of 1933, as amended is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of such Strong Fund being offered for sale.

6.   WIRE TRANSFER  OPERATING  GUIDELINES/ARTICLES  4A OF THE UNIFORM COMMERCIAL
     CODE

     6.1 OBLIGATION OF SENDER. The Transfer Agent is authorized to promptly debit the appropriate Fund account(s) upon the receipt of a payment order in compliance with the selected security procedure (the "Security Procedure") chosen for funds transfer and in the amount of money that the Transfer Agent has been instructed to transfer. The Transfer Agent shall execute payment orders in compliance with the Security Procedure and with the Strong Funds instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after the customary deadline will be deemed to have been received the next business day.

     6.2 SECURITY PROCEDURE. Each Strong Fund acknowledges that the Security Procedure it has designated on the Selection Form was selected by such Strong Fund from security procedures offered by the Transfer Agent. Each Strong Fund shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated to the Transfer Agent in writing. Each Strong Fund must notify the Transfer Agent immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in such Strong Fund's authorized personnel. The Transfer Agent shall verify the authenticity of all Strong Fund instructions according to the Security Procedure.

     6.3 ACCOUNT NUMBERS. The Transfer Agent shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

     6.4 REJECTION. The Transfer Agent reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of the Transfer Agent's receipt of such payment order; (b) if initiating such payment order would cause the Transfer Agent, in the Transfer Agent's sole judgement, to exceed any volume, aggregate dollar, network, time, credit or similar limits which are applicable to the Transfer Agent; or (c) if the Transfer Agent, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

     6.5 CANCELLATION AMENDMENT. The Transfer Agent shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording the Transfer Agent reasonable opportunity to act. However, the Transfer Agent assumes no liability if the request for amendment or cancellation cannot be satisfied.

     6.6 ERRORS. The Transfer Agent shall assume no responsibility for failure to detect any erroneous payment order provided that the Transfer Agent complies with the payment order instructions as received and the Transfer Agent complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

     6.7 INTEREST. The Transfer Agent shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless the Transfer Agent is notified of the unauthorized payment order within thirty (30) days of notification by the Transfer Agent of the acceptance of such payment order.

     6.8 ACH CREDIT ENTRIES/PROVISIONAL PAYMENTS. When a Strong Fund initiates or receives Automated Clearing House credit and debit entries pursuant to these guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street Bank and Trust Company ("State Street") will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given by the Transfer Agent with respect to an ACH credit entry are provisional until the Transfer Agent receives final settlement for such entry from the Federal Reserve Bank. If the Transfer Agent does not receive such final settlement, each Strong Fund agrees that the Transfer Agent shall receive a refund of the amount credited to such Strong Fund in connection with such entry, and the party making payment to such Strong Fund via such entry shall not be deemed to have paid the amount of the entry.

     6.9 CONFIRMATION. Confirmation of Transfer Agent's execution of payment orders shall ordinarily be provided within twenty four (24) hours notice of which may be delivered through the Transfer Agent's proprietary information systems, or by facsimile or call-back. A Strong Fund must report any objections to the execution of an order within thirty (30) days.

7.   DATA ACCESS AND PROPRIETARY INFORMATION

     7.1 The Strong Funds acknowledge that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Strong Funds by the Transfer Agent as part of the Strong Funds' ability to access certain Fund-related data ("Customer Data") maintained by the Transfer Agent on databases under the control and ownership of the Transfer Agent or other third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Transfer Agent or other third party. In no event shall Proprietary Information be deemed Customer Data. The Strong Funds agree to treat all Proprietary Information as proprietary to the Transfer Agent and further agree that they shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, each Strong Fund agrees for itself and its employees and agents to:

          (a) Use such programs and databases (i) solely on such Strong Fund's computers, or (ii) solely from equipment at the location agreed to between the Strong Fund and the Transfer Agent and (iii) solely in accordance with the Transfer Agent's applicable user documentation;

          (b) Refrain from copying or  duplicating in any way (other than in the
          normal  course  of   performing   processing  on  such  Strong  Fund's
          computer(s)), the Proprietary Information;

          (c) Refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent's instructions;

          (d) Refrain from causing or allowing information transmitted from the Transfer Agent's computer to the Strong Fund's computer to be retransmitted to any other computer or other device except as expressly permitted by the Transfer Agent (such permission not to be unreasonably withheld);

          (e) Allow the Strong Funds to have access only to those authorized transactions as agreed to between the Strong Funds and the Transfer Agent; and

          (f) Honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent's expense the rights of the Transfer Agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.

     7.2 Proprietary Information shall not include all or any portion of any of the foregoing items that: (i) are or become publicly available without breach of this Agreement; (ii) are released for general disclosure by a written release by the Transfer Agent; or (iii) are already in the possession of the receiving party at the time of receipt without obligation of confidentiality or breach of this Agreement.

     7.3 The Strong Funds acknowledge that their obligation to protect the Transfer Agent's Proprietary Information is essential to the business interest of the Transfer Agent and that the disclosure of such Proprietary Information in breach of this Agreement would cause the Transfer Agent immediate, substantial and irreparable harm, the value of which would be extremely difficult to determine. Accordingly, the parties agree that, in addition to any other remedies that may be available in law, equity, or otherwise for the disclosure or use of the Proprietary Information in breach of this Agreement, the Transfer Agent shall be entitled to seek and obtain a temporary restraining order, injunctive relief, or other equitable relief against the continuance of such breach.

     7.4 If the Strong Funds notify the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall use its best efforts in a timely manner to correct such failure. Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Strong Funds agree to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     7.5 If the transactions available to the Strong Funds include the ability to originate electronic instructions to the Transfer Agent in order to
          (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent from time to time.

     7.6 Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this SECTION 7. The obligations of this Section shall survive any earlier termination of this Agreement.

8.   INDEMNIFICATION

     8.1 The Transfer Agent shall not be responsible for, and each of the Strong Funds shall indemnify and hold the Transfer Agent and State Street, as to Section 8.1(e), harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

          (a) All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement with respect to such Strong Fund (including the defense of any law suit in which the Transfer Agent or affiliate is a named party), provided that such actions are taken in good faith and without negligence or willful misconduct;

          (b) such Strong Fund's lack of good faith, negligence or willful misconduct;

          (c) The reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent, or its agents or subcontractors on:
          (i) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or its agents or subcontractors by machine readable input, facsimile, CRT data entry, electronic instructions, or other similar means authorized by such Strong Fund, and which have been prepared, maintained or performed by the Strong Fund or any other person or firm on behalf of such Strong Fund including but not limited to any broker-dealer, TPA or previous transfer agent; (ii) any instructions or requests of the Strong Fund or any of its officers; (iii) any instructions or opinions of legal counsel of the Strong Fund with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement which are provided to the Transfer Agent by the Strong Fund after consultation with such legal counsel and upon which the Transfer Agent is expressly permitted to rely; or (iv) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons;

          (d) The offer or sale of Shares of such Strong Fund in violation of federal or state securities laws or regulations requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares;

          (e) The negotiation and processing of any checks, wires or ACH transmissions, with respect to such Strong Fund, including without limitation for deposit into the Strong Funds' demand deposit account maintained by the Transfer Agent; or

          (f)  Upon the  Strong  Fund's  request  entering  into any  agreements
          required  by  the  NSCC  for  the   transmission  of  Strong  Fund  or
          Shareholder data through the NSCC clearing systems.

     8.2 Without limiting the rights of the Strong Fund under applicable law, the Transfer Agent will indemnify and hold the Strong Fund harmless from any and all losses, liabilities, damages, or expenses (including reasonable fees and disbursements of counsel) from any claims resulting from the willful misfeasance, bad faith, or gross negligence of the Transfer Agent, its directors, officers, employees or agents, in the performance of the Transfer Agent's duties or from reckless disregard by the Transfer agent or its directors, officers, employees or agents of the Transfer Agent's obligations and duties under this Agreement.

     8.3 In order that the indemnification provisions contained in this SECTION 8 shall apply, upon the assertion of a claim for which one party may be required to indemnify the other party, the indemnified party shall promptly notify the indemnifying party of such assertion, and shall keep the indemnifying party advised with respect to all developments concerning such claim. The indemnifying party shall have the option to participate with the indemnified party in the defense of such claim or to defend against said claim in its own name or in the name of the indemnified party. The indemnified party shall in no case confess any claim or make any compromise in any case in which the indemnifying party may be required to indemnify the indemnified party except with the indemnifying party's prior written consent.

9.   STANDARD OF CARE

          The Transfer Agent shall at all times act in good faith and agrees to use its best efforts to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors, including encoding and payment processing errors, unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees or agents. The parties agree that any encoding or payment processing errors shall be governed by this standard of care and Section 4-209 of the Uniform Commercial Code is superseded by SECTION 9 of this Agreement. This standard of care also shall apply to Exception Services, as defined in SECTION 2.3 herein, but such application shall take into consideration the manual processing involved in, and time sensitive nature of, Exception Services.

10.  CONFIDENTIALITY

     10.1 The Transfer Agent and the Strong Funds agree that they will not, at any time during the term of this Agreement or after its termination, reveal, divulge, or make known to any person, firm, corporation or other business organization, any customers' lists, trade secrets, cost figures and projections, profit figures and projections, or any other secret or confidential information whatsoever, whether of the Transfer Agent or of the Strong Funds, used or gained by the Transfer Agent or the Strong Funds during performance under this Agreement. The Strong Funds and the Transfer Agent further covenant and agree to retain all such knowledge and information acquired during and after the term of this Agreement respecting such lists, trade secrets, or any secret or confidential information whatsoever in trust for the sole benefit of the Transfer Agent or the Strong Funds and their successors and assigns. In the event of breach of the foregoing by either party, the remedies provided by SECTION 7.3 shall be available to the party whose confidential information is disclosed. The above prohibition of disclosure shall not apply to the extent that the Transfer Agent must disclose such data to its sub-contractor or a Strong Fund agent for purposes of providing services under this Agreement or in connection with the Merger.

     10.2 In the event that any requests or demands are made for the inspection of the Shareholder records of the Strong Funds, other than request for records of Shareholders pursuant to standard subpoenas from state or federal government authorities (i.e., divorce and criminal actions), the Transfer Agent will endeavor to notify the Strong Funds and to secure instructions from an authorized officer of the Strong Funds as to such inspection. In the event the Transfer Agent is requested or compelled by court order, decree, subpoena, or other process or requirement of law to disclose shareholder records or confidential information, the Transfer Agent shall provide the Strong Funds within two business days notice of any such disclosure requirement (unless such notice is prohibited by law) so that the Strong Funds may at their option and expense seek a protective order or other appropriate remedy prior to the Transfer Agent disclosing the information.

     10.3 Transfer Agent agrees to take any steps necessary to comply with all applicable laws, rules, and regulations (including, without limitation, Securities and Exchange Commission Regulation S-P, the Gramm-Leach-Bliley Act, and the Federal Trade Commission Act) protecting the privacy of any consumers' nonpublic personal financial information ("Consumer Information") disclosed to or obtained by the Transfer Agent under this Agreement. Without limiting the Transfer Agent's confidentiality obligations under this Agreement, to the extent the Strong Funds provide the Transfer Agent with any Consumer Information to perform services or functions on its behalf, the Transfer Agent agrees not to disclose or use such Consumer Information for any purpose other than to carry out the purposes for which the Strong Funds disclosed the Consumer Information and as permitted by law in the ordinary course of business to carry out those purposes. The Transfer Agent represents that it has policies and procedures in place that address administrative, technical, and physical safeguards for the protection of Consumer Information.

11.  COVENANTS OF THE STRONG FUNDS AND THE TRANSFER AGENT

     11.1 The Strong Funds shall promptly furnish to the Transfer Agent the following:

          (a) A certified copy of the resolution of the Board of Directors/Trustees of the Strong Funds authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement; and

          (b) A copy of the Articles of Incorporation/Declaration of Trust and By-Laws of each of the Strong Funds and all material amendments thereto.

     11.2 The Transfer Agent hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Strong Funds for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

     11.3 The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner, as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent relating to the services to be performed by the Transfer Agent hereunder are the property of the Strong Funds and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Strong Funds on and in accordance with its request.

12.  TERMINATION OF AGREEMENT

     12.1 TERM. The term of this Agreement (the "Initial Term") shall commence on the date first set forth above and shall continue until the Merger, unless extended by mutual agreement of the parties.

     12.2 EXPIRATION OF TERM. During the Initial Term or any extension thereof, whichever is currently in effect, should either party exercise its right to terminate, all out-of-pocket expenses or costs associated with the movement of records and material will be borne by the Strong Funds. Additionally, the Transfer Agent reserves the right to charge for any other reasonable expenses associated with such termination.

     12.3 CONFIDENTIAL INFORMATION. Upon termination of this Agreement, each party shall return to the other party all copies of confidential or proprietary materials or information received from such other party hereunder, other than materials or information required to be retained by such party under applicable laws or regulations.

     12.4 UNPAID INVOICES. The Transfer Agent may terminate this Agreement immediately upon an unpaid invoice payable by the Strong Funds to the Transfer Agent being outstanding for more than ninety (90) days, except with respect to any amount subject to a good faith dispute within the meaning of SECTION 3.5 of this Agreement.

     12.5 BANKRUPTCY. Either party hereto may terminate this Agreement by notice to the other party, effective at any time specified therein, in the event that an action is commenced by or against the other party under Title 11 of the United States Code or a receiver, conservator or similar officer is appointed for the other party and such suit, conservatorship or receivership is not discharged within thirty (30) days.

13.  ASSIGNMENT AND THIRD PARTY BENEFICIARIES

     13.1 Except as provided in SECTION 14.1 below neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party. Any attempt to do so in violation of this Section shall be void. Unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under this Agreement.

     13.2 Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Transfer Agent and the Strong Funds, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Strong Funds. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

     13.3 This Agreement does not constitute an agreement for a partnership or joint venture between the Transfer Agent and the Strong Funds. Other than as provided in SECTION 14.1 and Schedule 1.2(f), neither party shall make any commitments with third parties that are binding on the other party without the other party's prior written consent.

14.  SUBCONTRACTORS

     14.1 The Transfer Agent may, without further consent on the part of the Strong Funds, subcontract for the performance hereof with a subsidiary or affiliate duly registered as a transfer agent; provided, however, that the Transfer Agent shall be fully responsible to the Strong Funds for the acts and omissions of such subsidiary or affiliate as it is for its own acts and omissions.

     14.2 Nothing herein shall impose any duty upon the Transfer Agent in connection with or make the Transfer Agent liable for the actions or failures to act of unaffiliated third parties such as by way of example and not limitation, Airborne Services, Federal Express, United Parcel Service, the U.S. Mails, the NSCC and telecommunication companies, provided, if the Transfer Agent selected such company, the Transfer Agent shall have exercised due care in selecting the same.

15.  MISCELLANEOUS

     15.1 AMENDMENT. This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Directors/Trustees of the Strong Funds.

     15.2 MASSACHUSETTS LAW TO APPLY. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

     15.3 FORCE MAJEURE. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, acts of war or terrorism, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

     15.4 CONSEQUENTIAL DAMAGES. Neither party to this Agreement shall be liable to the other party for special, indirect or consequential damages under any provision of this Agreement or for any special, indirect or consequential damages arising out of any act or failure to act hereunder.

     15.5 SURVIVAL. All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.

     15.6 SEVERABILITY. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

     15.7 PRIORITIES CLAUSE. In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any Schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

     15.8 WAIVER. No waiver by either party or any breach or default of any of the covenants or conditions herein contained and performed by the other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition.

     15.9 MERGER OF AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

     15.10COUNTERPARTS. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     15.11REPRODUCTION   OF  DOCUMENTS.   This   Agreement  and  all  schedules,
          exhibits, attachments and amendments hereto may be reproduced by any photographic, Photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

     15.12NOTICES.   All  notices  and  other   communications  as  required  or
          permitted hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

               (a)  If to Boston Financial Data Services, Inc., to:
                    Boston Financial Data Services, Inc.
                    2 Heritage Drive - 4th Floor
                    North Quincy, Massachusetts 02171
                    Attention: Legal Department
                    Fax Number: (617) 483-2490

               (b)  If to the Strong Funds, to
                    Strong Funds
                    100 Heritage Reserve
                    Menomonee Falls, WI 53051
                    Attention: Legal Department
                    Fax Number: (414) 359-3948

               (c)  If to Wells Fargo Funds Management, Inc., to
                    Well Fargo Funds Management, Inc.
                    525 Market Street - 12th Floor
                    San Francisco, California 94105
                    Attention: Stacie De Angelo
                    Fax Number: (415) 975-7068

16.  ADDITIONAL FUNDS

     In the event that a Strong Fund establish one or more series of Shares, in addition to those listed on the attached Schedule A, with respect to which it is desired to have the Transfer Agent render services as transfer agent under the terms hereof, the Strong Funds shall so notify the Transfer Agent in writing, and if the Transfer Agent agrees in writing to provide such services, such series of Shares shall become a Strong Fund hereunder.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                   Each of the Strong Funds on Exhibit A


                                   BY: __________________________________
                                   A duly authorized officer of each such Entity

ATTEST:

________________________________



                                   BOSTON FINANCIAL DATA SERVICES, INC.


                                   BY: _______________________________
ATTEST:

_______________________________


                                   WELLS FARGO FUNDS MANAGEMENT LLC


                                   BY: _______________________________
ATTEST:

_______________________________

                                   SCHEDULE A

                                    FUND LIST

EQUITY FUNDS
Advisor Common Stock
Advisor Endeavor Large Cap
Advisor Focus
Advisor International Core
Advisor Large Company Core
Advisor Mid Cap Growth
Advisor Select
Advisor Small Cap Value
Advisor Technology
Advisor U.S. Small/Mid Cap Growth
Advisor U.S. Value
Advisor Utilities and Energy
Asia Pacific
Balanced
Blue Chip
Discovery
Dividend Income
Dow 30 Value
Endeavor
Energy
Enterprise
Growth and Income
Growth 20
Growth
Index 500
Large Cap Core
Large Cap Growth
Large Company Growth
Life Stage Series -Aggressive Portfolio
Life Stage Series - Conservative Portfolio
Life Stage Series - Moderate Portfolio
Mid Cap Disciplined
Multi Cap Value
Opportunity
Overseas
Small/Mid Cap Value
Small Company Value
Strategic Value
Technology 100
U.S. Emerging Growth
Value

                                   SCHEDULE A
                              FUND LIST (CONTINUED)

FIXED INCOME FUNDS
Advisor Bond
Advisor Municipal Bond
Advisor Short Duration Bond
Advisor Strategic Income
Corporate Bond
Corporate Income
Government Securities
High-Yield Bond
Intermediate Muni Bond
Minnesota Tax-Free
Municipal Bond
Short-Term Bond
Short-Term High-Yield Bond
Short-Term High-Yield Municipal
Short-Term Income
Short-Term Municipal Bond
Ultra Short-Term Income
Ultra Short-Term Municipal Income
Wisconsin Tax-Free

CASH FUNDS
Florida Municipal Money Market
Heritage Money
Money Market
Municipal Money Market
Tax-Free Money

VARIABLE ANNUITIES
Discovery Fund II
Mid Cap Growth Fund II
Multi Cap Value Fund II
Opportunity Fund II

Each of the Strong Funds listed on Exhibit A

BY: ________________________________
      Dana J. Russart, Vice President
A duly authorized officer of each such Entity

BOSTON FINANCIAL DATA SERVICES, INC.

BY:_________________________________

WELLS FARGO FUNDS MANAGEMENT LLC


BY:_________________________________

                                 SCHEDULE 1.2(E)
                                 AML DELEGATION

1. DELEGATION. In connection with the enactment of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and the regulations promulgated thereunder, (collectively, the "USA PATRIOT Act"), the Strong Funds have developed and implemented a written anti-money laundering program (the "AML Program"), which is designed to satisfy the requirements of the USA PATRIOT Act. Under the USA PATRIOT Act, a mutual fund can elect to delegate certain duties with respect to the implementation and operation of its AML Program to a service provider, including its transfer agent. The Strong Funds are desirous of having the Transfer Agent perform certain delegated duties pursuant to the AML Program and the Transfer Agent desires to accept such delegation.

2. LIMITATION ON DELEGATION. The Strong Funds acknowledge and agree that in accepting the delegation hereunder, the Transfer Agent is agreeing to perform only those duties that have been expressly delegated on this
     Schedule 1.2(f) (the "Delegated Duties"), as may be amended from time to time, and is not undertaking and shall not be responsible for any other aspect of the AML Program or for the overall compliance by the Strong Funds with the USA PATRIOT Act or for any other matters that have not been delegated hereunder. Additionally, the parties acknowledge and agree that the Transfer Agent shall only be responsible for performing the Delegated Duties with respect to the ownership of, and transactions in, shares in the Strong Funds for which the Transfer Agent maintains the applicable shareholder information.

3. CONSENT TO EXAMINATION. In connection with the performance by the Transfer Agent of the Delegated Duties, the Transfer Agent understands and acknowledges that the Strong Funds remain responsible for assuring compliance with the USA PATRIOT Act and that the records the Transfer Agent maintains for the Strong Funds relating to the AML Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance. The Transfer Agent hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners in connection with their review. For purposes of such examination and/or inspection, the Transfer Agent will use its best efforts to make available, during normal business hours and on reasonable notice all required records and information for review by such examiners.

4.   DELEGATED DUTIES

     4.1 Consistent with the services provided by the Transfer Agent and with respect to the ownership of shares in the Strong Funds for which the Transfer Agent maintains the applicable shareholder information, the Transfer Agent shall:

          (a) Submit all financial and non-financial transactions through the Office of Foreign Assets Control ("OFAC") database and such other lists or databases as may be required from time to time by applicable regulatory authorities;

          (b) Review special payee checks through OFAC database;

                                 SCHEDULE 1.2(F)
                                 AML DELEGATION
                                   (CONTINUED)

          (c) Review redemption transactions that occur within thirty (30) days of account establishment or maintenance;

          (d) Review wires sent pursuant to banking instructions other than those on file with the Transfer Agent;

          (e) Review accounts with small balances followed by large purchases;

          (f) Review accounts with frequent activity within a specified date range followed by a large redemption;

          (g) On a daily basis, review purchase and redemption activity per tax identification number ("TIN") within the Strong Funds to determine if activity for that TIN exceeded the $100,000 threshold on any given day;

          (h) Monitor and track cash equivalents under $10,000 for a rolling twelve-month period and file IRS Form 8300 and issue the Shareholder notices required by the IRS;

          (i) Determine when a suspicious activity report ("SAR") should be filed as required by regulations applicable to mutual funds; prepare and file the SAR. Provide the Strong Funds with a copy of the SAR within a reasonable time after filing; notify the Strong Funds if any further communication is received from U.S. Department of the Treasury or other law enforcement agencies regarding the SAR;

          (j) Compare account information to any FinCEN request received by the Strong Funds and provided to the Transfer Agent pursuant to USA PATRIOT Act Sec. 314(a). Provide the Strong Funds with documents/information necessary to respond to requests under USA PATRIOT Act Sec. 314(a) within required time frames; and

          (k) In accordance with procedures agreed upon by the parties (which may be amended from time to time by mutual agreement of the parties)
          (i) verify the identity of any person seeking to open an account with the Strong Funds, (ii) maintain records of the information used to verify the person's identity and (iii) determine whether the person appears on any lists of known or suspected terrorists or terrorists organizations provided to the Strong Funds by any government agency.

     4.2 In the event that the Transfer Agent detects activity as a result of the foregoing procedures, which necessitates the filing by the Transfer Agent of a SAR, a Form 8300 or other similar report or notice to OFAC, then the Transfer Agent shall also immediately notify the Strong Funds Anti Money Laundering Compliance Officer, unless prohibited by applicable law.

Each of the Strong Funds listed on Exhibit A



BY: ___________________________________
A duly authorized officer of each such Entity


BOSTON FINANCIAL DATA SERVICES, INC.



By: ___________________________________



WELLS FARGO FUNDS MANAGEMENT LLC



BY:_________________________________

                                  SCHEDULE 2.1

                     THIRD PARTY ADMINISTRATOR(S) PROCEDURES

(The  following  procedures  set  forth  certain   responsibilities   which  are
customarily handled by TPAs and which will not be the responsibility of the Transfer Agent under this Agreement.)

1. On each day on which both the New York Stock Exchange and the Strong Funds are open for business (a "Business Day"), TPA(s) will receive, on behalf of and as agent of the Strong Funds, Instructions (as hereinafter defined) from the Plan. Instructions shall mean (i) orders by the Plan for the purchases of Shares, and (ii) requests by the Plan for the redemption of Shares; in each case based on the Plan's receipt of purchase orders and redemption requests by Participants in proper form by the time required by the term of the Plan, but not later than the time of day at which the net asset value of a Strong Fund is calculated, as described from time to time in that Strong Fund's prospectus. Each Business Day on which the TPA receives Instructions shall be a "Trade Date".

2. In connection with the receipt of such Instructions, the following actions shall be the responsibility of the TPA and not the Transfer Agent. The TPAs shall:

     a.   Communicate acceptance of such Instructions, to the applicable Plan.

     b. On the next succeeding Business Day following the Trade Date on which it accepted Instructions for the purchase and redemption of Shares, (TD+1), notify the Transfer Agent of the net amount of such purchases or redemptions, as the case may be, for each of the Plans. In the case of net purchases by any Plan, shall instruct the Trustees of such Plan to transmit the aggregate purchase price for Shares by wire transfer to the Transfer Agent on (TD+1). In the case of net redemptions by any Plan, instruct the Strong Funds' custodian to transmit the aggregate redemption proceeds for Shares by wire transfer to the Trustees of such Plan on (TD+1). The times at which such notification and transmission shall occur on (TD+1) shall be as mutually agreed upon by each Strong Fund, the TPA(s), and the Transfer Agent.

     c. Maintain separate records for each Plan, which record shall reflect Shares purchased and redeemed, including the date and price for all transactions, and Share balances. The TPA(s) will maintain on behalf of each of the Plans a single master account with the Transfer Agent and such account shall be in the name of that Plan, the TPA(s), or the nominee of either thereof as the record owner of Shares owned by such Plan.

     d. Maintain records for each Plan of all proceeds of redemptions of Shares and all other distributions not reinvested in Shares.

     e. Prepare, and transmit to each of the Plans, periodic account statements showing the total number of Shares owned by that Plan as of the statement closing date, purchases and redemptions of Shares by the Plan during the period covered by the statement, and the dividends and other distributions paid to the Plan on Shares during the statement period (whether paid in cash or reinvested in Shares).

     f. At the request and expense of each Strong Fund, transmit to the Plans prospectuses, proxy materials, reports, and other information provided by each Strong Fund for delivery to its shareholders.

     g. At the request of each Strong Fund, to prepare and transmit to each Strong Fund or any agent designated by it such periodic reports covering Shares of each Plan as each Strong Fund shall reasonably conclude are necessary to enable the Strong Fund to comply with state Blue Sky requirements.

     h. Transmit to the Plans confirmation of purchase orders and redemption requests placed by the Plans; and

     i. With respect to Shares, maintain account balance information for the Plan(s) and daily and monthly purchase summaries expressed in Shares and dollar amounts.

3. Plan sponsors may request, or the law may require, that prospectuses, proxy materials, periodic reports and other materials relating to each Strong Fund be furnished to Participants in which event the Transfer Agent or each Strong Fund shall mail or cause to be mailed such materials to Participants. With respect to any such mailing, the TPA(s) shall, at the request of the Transfer Agent or each Strong Fund, provide at the TPA(s)'s expense a complete and accurate set of mailing labels with the name and address of each Participant having an interest through the Plans in Shares.


Each of the Strong Funds listed on Exhibit A


BY: ___________________________________
A duly authorized officer of each such Entity


BOSTON FINANCIAL DATA SERVICES, INC.


BY:_________________________________



WELLS FARGO FUNDS MANAGEMENT LLC


BY:_________________________________

                                  SCHEDULE 3.1

                                  FEE SCHEDULE

Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes.

---------------------------------------- -----------------------------------------------------------------------------
           FUND/SHARE CLASS                                              TOTAL FEE(S)
---------------------------------------- -----------------------------------------------------------------------------
   * Class A Shares                      0.20% of the average daily net asset value
---------------------------------------- -----------------------------------------------------------------------------
   * Class B Shares                      0.20% of the average daily net asset value
---------------------------------------- -----------------------------------------------------------------------------
   * Class C Shares                      0.20% of the average daily net asset value
---------------------------------------- -----------------------------------------------------------------------------
   * Class L Shares                      0.20% of the average daily net asset value
---------------------------------------- -----------------------------------------------------------------------------
   * Class K Shares                      0.20% of the average daily net asset value
---------------------------------------- -----------------------------------------------------------------------------
   * Class Z Shares of Equity Funds      $27.00 annual open account fee, $4.20 closed account fee
---------------------------------------- -----------------------------------------------------------------------------
   * Class Z Shares of Income Funds      $31.50 annual open account fee, $4.20 closed account fee
---------------------------------------- -----------------------------------------------------------------------------
   * Investor Class Shares of Equity     $27.00 annual open account fee, $4.20 closed account fee
     Funds
---------------------------------------- -----------------------------------------------------------------------------
   * Investor Class Shares of Income     $31.50 annual open account fee, $4.20 closed account fee
     Funds
---------------------------------------- -----------------------------------------------------------------------------
   *Investor Class Shares of             $32.50 annual open account fee, $4.20 closed account fee
     Money Funds
---------------------------------------- -----------------------------------------------------------------------------
   * Advisor Class Shares                0.20% of the average daily net asset value1
---------------------------------------- -----------------------------------------------------------------------------
   * Institutional Class Shares          0.015% of the average daily net asset value
---------------------------------------- -----------------------------------------------------------------------------

1 Excluding the Strong Heritage Money and the Strong Opportunity II Funds. The fee for the Heritage Money and Opportunity II Funds is 0.015% of the average daily net asset value of all Advisor Class shares.

For purposes of calculating fees pursuant to this Agreement, omnibus accounts shall be treated as direct open accounts of the Fund

THE TOTAL FEES ABOVE SHALL COVER THE FOLLOWING:

1.   BOSTON FINANCIAL FEES

  ANNUAL ACCOUNT SERVICE FEES

                                           Year 1         Year 2          Year 3         Year 4       Year 5
  OPEN ACCOUNTS
  DIRECT MONEY MARKET                      $12.50         $12.50          $12.75         $13.00       $13.26
  ALL OTHER DIRECT ACCOUNTS                 $9.90          $9.90          $10.10         $10.30       $10.51
  NETWORKING ACCOUNTS                       $4.00          $4.00           $4.08          $4.16        $4.24
  BROKERAGE ACCOUNTS                        $2.50          $2.50           $2.55          $2.60        $2.65

  CLOSED ACCOUNTS                           $1.80          $1.80           $1.84          $1.87        $1.91
  AML/COMPLIANCE                           WAIVED         WAIVED          WAIVED         WAIVED       WAIVED

  ACTIVITY BASED FEES

Transaction/Telephone Calls                                           $3.50/item

FEES FOR STATE STREET BANK CUSTODIAL SERVICES
     Annual maintenance fee (which is collected from
     shareholder IRA accounts)                                     $2.00/account


AUTOMATED WORK DISTRIBUTOR (AWD)

Use Fees and Remote Processing Fees - TA2000 AWD Client,      $4,200/WORKSTATION
                                                              $1,700/WORKSTATION
Use Fees and Remote Processing Fees - AWD Contact

o ABOVE FEES APPLY TO UP TO 200 WORKSTATIONS; DISCOUNT FOR WORKSTATIONS IN EXCESS 200, TBD
o    DOES NOT INCLUDE HARDWARE OR THIRD-PARTY SOFTWARE

DEDICATED PROGRAMMER                                         vv   $165,000/year*

*Account service fees include a dedicated DST development team comprised of 4 programmers, 3 business analysts and a supervisor - this rate would apply to projects that exceed the capacity of that team.


2.   WFFM FEES
     For Services pursuant to Sections 1.2(f) and Section 3.3, WFFM shall be paid any and all amounts remaining after the total fees are applied to amounts owed to Boston Financial as set forth above.